SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 5(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 17, 2011

RESOURCE HOLDINGS, INC.
(Exact name of registrant as specified in Charter)

Nevada	000-53334	26-2809162
(State of incorporation)	(Commission File No.)	(IRS Employee Identification No.)

11753 Willard Avenue
Tustin, CA  92782
(Address of Principal Executive Offices)

(714) 832-3249
(Issuer Telephone number)

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 17, 2011, the Board of Directors (the “Board”) of Resource Holdings, Inc. (the “Company”), concluded that the Company’s previously issued financial statements contained in its Annual Report on Form 10-K for the year ended December 31, 2009, and its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2010, June 30, 2010 and September 30, 2010 (collectively, “the previously issued financial statements”) should no longer be relied upon and should be restated.

During the course of preparing for the audit for the year ended December 31, 2010, management of the Company discovered several transactions that were not properly accounted for on the books of the Company for the year ended December 31, 2009 and for the quarterly periods ended March 31, 2010, June 30, 2010 and September 30, 2010.  During the fourth quarter of 2009 and the first three quarters of 2010, the Company’s Chief Executive Officer, who is also the majority shareholder of the Company, transferred shares from his personal holdings of the Company's common stock to certain individuals in exchange for services that such individuals performed for the Company, and he also sold shares from his personal holdings of the Company's common stock and used the proceeds of such sales to pay for certain operating expenses that the Company had incurred.  The required accounting adjustments for these transactions will be to increase the Company’s reported expenses and credit its additional paid in capital.

In addition, during 2010, the Company also sold investment units consisting of a promissory note with an interest rate of 10% and shares of common stock.  For every $50,000 aggregate principal amount of promissory notes purchased, the investors received 156,250 shares of common stock.  The Company had recorded the estimated fair value of the unit shares issued at a price that was above the then-current market value of the Company's common stock.  The required accounting adjustments for these transactions will be to decrease the recorded expense and credit additional paid in capital for the estimated fair value of the Company's common stock on the date of issuance.

The Company’s Chief Financial Officer has discussed the matters disclosed in this Item 4.02 with Child, Van Wagoner & Bradshaw, PLLC, the Company’s independent registered public accounting firm.

The Company intends to restate the previously issued financial statements and to file an amendment to its Annual Report on Form 10-K for the year ended December 31, 2009 and amendments to its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2010, June 30, 2010 and September 30, 2010 to reflect the restatement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCE HOLDINGS, INC.

By:	/s/ Michael Campbell
Michael Campbell
Chief Executive Officer and President

Dated:  March 23, 2011